SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2010
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events
     On May 20, 2010, Levi Strauss & Co. announced that it completed its cash tender offer for any and all of its outstanding 9 3/4% Senior Notes due 2015 and 8 5/8% Senior Notes due 2013. In addition, on May 20, 2010, the company announced its election to redeem on May 25, 2010 all 9 3/4% Senior Notes due 2015 and 8 5/8% Senior Notes due 2013 that remain outstanding after the completion of the tender offer. A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.
     On May 21, 2010, the company repurchased ¥10,883,500,000 aggregate principal amount of its 4.25% Yen-denominated Eurobonds due November 22, 2016 for total consideration of $100 million including accrued interest. Following such purchase, ¥9,116,500,000 aggregate principal amount of such bonds remains outstanding.
Item 9.01. Financial Statements and Exhibits
Exhibits.

Exhibit No.	Description
99.1	Press release, dated May 20, 2010, announcing Levi Strauss & Co.’s completion of its tender offer and its election to redeem outstanding notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 21, 2010	LEVI STRAUSS & CO.
	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller